Exhibit 10.1

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (the “Agreement”) is made and entered into as of November 11, 2024 by and among (i) NexPoint Advisors, L.P. (the “Adviser”), (ii) NexPoint Residential Trust, Inc. (“NXRT”), (iii) NexPoint Real Estate Advisors, L.P. (the “NXRT Adviser”), (iv) NexPoint Real Estate Finance, Inc. (“NREF”), (v) NexPoint Real Estate Advisors VII, L.P. (the “NREF Adviser”), (vi) NexPoint Diversified Real Estate Trust (“NXDT”), (vii) NexPoint Real Estate Advisors X, L.P. (the “NXDT Adviser”), (viii) VineBrook Homes Trust, Inc. (“VB”), (ix) NexPoint Real Estate Advisors V, L.P. (the “VB Adviser”), (x) NexPoint Homes Trust, Inc. (“NXHT”), (xi) NexPoint Real Estate Advisors XI, L.P. (the “NXHT Adviser” and, together with the NXRT Adviser, the NREF Adviser, the NXDT Adviser and the VB Adviser, the “REIT Advisers”), (xii) NexPoint Storage Partners, Inc. (“NSP”), (xiii) NexPoint Hospitality Trust (“NHT” and, together with NXRT, NREF, NXDT, VB and NSP, the “REITs”) and Brian Mitts (“Executive”).

WHEREAS, Executive has served as (i) Chief Financial Officer, Real Estate of the Adviser, (ii) Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer of NXRT, (iii) Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer of NREF, (iv) Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary of NXDT, (v) Chief Executive Officer, Chief Financial Officer, President, Assistant Secretary and Treasurer of VB, (vi) President, Chief Executive Officer, Chief Financial Officer, Treasurer and Assistant Secretary of NXHT, (vii) Chief Financial Officer and Secretary of NSP, and (viii) Chief Financial Officer and Corporate Secretary of NHT;

WHEREAS, Executive resigned as Chief Executive Officer, Chief Financial Officer Assistant Secretary and Treasurer of VB effective August 26, 2024;

WHEREAS, Executive shall be deemed to have resigned from such other positions, effective as of December 31, 2024 (the “Separation Date”), at which time Executive’s employment with the Adviser, the REITs, the REIT Advisers and NHT OP (collectively, the “Employer Parties”) terminated (the “Separation”);

WHEREAS, Executive has served and, following the Separation, will continue to serve as (i) a member of the board of directors of NXRT, (ii) a member of the board of directors of NREF, (iii) a member of the board of trustees of NXDT, (iv) a member of the board of directors of VB, (v) a member of the board of directors of NXHT and (vi) a member of the board of directors of NSP (collectively, the “Director Positions”);

WHEREAS, Executive has served and, following the Separation, will continue to serve as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of NHT Operating Partnership GP II, LLC, a subsidiary of NHT (the “NHT Position”); and

WHEREAS, in connection with the Separation, the Employer Parties and Executive desire to enter into this Agreement in order to set forth the respective rights and obligations of the parties.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, the sufficiency of which the parties acknowledge, it is agreed as follows:

1.    Separation. Effective as of the Separation Date, Executive will cease to serve as (i) Chief Financial Officer, Real Estate of the Adviser, (ii) Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer of NXRT, (iii) Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer of NREF, (iv) Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary of NXDT, (v) President of VB, (vi) President, Chief Executive Officer, Chief Financial Officer, Treasurer and Assistant Secretary of NXHT, (vii) Chief Financial Officer and Secretary of NSP, (viii) Chief Financial Officer and Corporate Secretary of NHT and (ix) all officer, director, or employment positions held by Executive with the Employer Parties or any respective subsidiary or affiliate thereof other than the Director Positions and the NHT Position.

2.    Compensation; Treatment of LTIP Awards. In connection with Executive’s Separation from the Employer Parties, subject to and conditioned on Executive’s compliance with the terms and conditions set forth in this Agreement, including, without limitation, Executive’s execution of this Agreement and the general release of claims set forth in Section 4 hereof (the “General Release”), Executive shall receive the following “Separation Benefits,” less applicable taxes and withholdings:

(a)      Executive’s continued service in the Director Positions generally will be treated as “continuously employed” (or substantially similar terms) at the applicable REIT for purposes of outstanding equity awards issued pursuant to (i) NXRT’s 2016 Long Term Incentive Plan, (ii) NREF’s 2020 Long Term Incentive Plan, (iii) NREF’s Amended and Restated 2020 Long Term Incentive Plan, (iv) NXDT’s 2023 Long Term Incentive Plan, (v) VB’s 2018 Long Term Incentive Plan and (vi) VB’s 2023 Long Term Incentive Plan.

(b)      All award agreements with respect to outstanding awards issued to Executive pursuant to the foregoing plans will be amended and restated substantially in the form attached hereto as Exhibit A or Exhibit B, as applicable, to, among other things, (i) provide that such awards will vest and become nonforfeitable in accordance with and subject to the vesting schedule set forth in the applicable award agreement, subject to Executive’s continued status as a director or trustee of the applicable REIT through each applicable vesting date, (ii) amend the definition of “Qualifying Termination” to exclude Executive’s retirement and include a termination of service by reason of (A) Executive’s death or disability, (B) the failure of the board to recommend Executive for re-election as a director or trustee, as applicable, other than for Cause and (C) the failure to receive a sufficient number of “for” votes to be re-elected as a director or trustee or acceptance by the board of directors or trustees, as applicable, of the resignation of Executive tendered after the receipt of a sufficient number of “withhold” votes under any applicable majority voting policy at a duly held meeting of stockholders that includes the election of directors or trustees, as applicable, and (iii) amend the definition of “Cause” to include material breach by Executive of any agreement then in effect between Executive and the applicable REIT or “cause” as defined in the applicable REIT’s Articles of Amendment and Restatement.

(c)      The Adviser will pay to Executive two separation payments, less applicable taxes and withholdings, which will be payable as follows: $200,000 on February 28, 2025 and $200,000 on August 29, 2025.

(d)      The Adviser will subsidize, by payment directly to Discovery Benefits, the actual cost of COBRA medical and dental insurance for Executive and Executive’s dependents enrolled in the Adviser’s medical and dental coverage for a period of twelve (12) months following the termination of their employer-sponsored benefits as officially recorded in Executive’s COBRA Specific Rights Notification, November 1, 2024 – April 30, 2025 (the “COBRA Subsidy”). Executive retains sole responsibility for enrolling in COBRA in order to accept such subsidy within sixty (60) calendar days of the termination of their employer-sponsored benefits as officially recorded in Executive's COBRA Specific Rights Notification. Failure to enroll in COBRA will forfeit Executive's right to the COBRA Subsidy. The amount of the COBRA Subsidy is taxable compensation to Executive.

(e)      The Separation Benefits is a gross amount, subject to all deductions that are deemed necessary by Executive to comply with state or federal laws on withholding. Executive agrees that he otherwise is responsible for paying all state, federal, and local taxes owed in connection with these payments.

(f)      Executive agrees that, other than Separation Benefits set forth in this Section 2 or as otherwise expressly set forth in this Agreement, Executive shall not be entitled to any additional or further consideration or payments from any Employer Party, or any of their respective affiliates, including, but not limited to, any vested, unvested, contingent or deferred salary, bonuses, stock or stock equivalents, equity grants, or other compensation in whatever form; provided however, that, for the avoidance of doubt, Executive will receive annual non-employee director or trustee compensation at each REIT at which he holds a Director Position consistent with the non-employee director or trustee compensation received by other non-employee directors or trustees at such REIT for each Director Position so long as he continues to serve in each Director Position.

3.    Accrued Obligations. As soon as practicable following the Separation Date, the Adviser shall provide reimbursement to Executive for any business expenses that he submits to the Adviser in accordance with its expense reimbursement policy. In addition, Executive shall be entitled to vested benefits under the applicable employee benefit plans maintained by the Employer Parties in accordance with the terms and conditions of such plans.

4.    Release of Claims.

(a)      In exchange for the Separation Benefits, and in consideration of the further agreements and promises set forth herein, Executive agrees unconditionally and forever to release and discharge the Employer Parties, including, without limitation, any of the Employer Parties respective current and former officers, directors, members, managers, employees, representatives, attorneys and agents, as well as all of their predecessors, parents, subsidiaries, affiliates, successors in interest and assigns (collectively, the “Releasees”) from any and all claims, actions, causes of action, demands, rights, or damages of any kind or nature which Executive may now have, or ever have, whether known or unknown, including any claims, causes of action or demands of any nature arising out of or in any way relating to Executive’s employment with, or termination from employment with any Employer Parties on or before the date Executive signs this Agreement.

(b)      This release specifically includes any and all claims relating to or arising from Executive’s employment with any Employer Parties, the terms and conditions of that employment, and the termination of that employment relationship, without limitation: any and all claims for fraud; breach of contract; breach of implied covenant of good faith and fair dealing; inducement of breach; interference with contract; wrongful or unlawful discharge or demotion; violation of public policy; assault and battery; invasion of privacy; intentional or negligent infliction of emotional distress; intentional or negligent misrepresentation; conspiracy; failure to pay wages, benefits, vacation pay, severance pay, attorneys’ fees, or other compensation of any sort; wrongful termination; retaliation; wrongful demotion; discrimination or harassment on any basis protected by federal, state or local law including, but not limited to race, color, sex, gender identity, national origin, ancestry, religion, disability, handicap, medical condition, marital status, and sexual orientation; any claim under Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866, 1870 and 1991, the Family and Medical Leave Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Genetic Information Nondiscrimination Act, Section 1981 of Title 42 of the United States Code, the Rehabilitation Act of 1973, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Uniform Services Employment and Reemployment Rights Act, the Texas Payday Act, Chapter 21 of the Texas Labor Code, and all other federal, state, or local statutes, ordinances and laws; violation of any safety and health laws, statutes or regulations; or any other wrongful conduct, based upon events occurring prior to the date of execution of this release (“Released Claims”). The Released Claims, however, shall not include any claims, rights or benefits arising under this Agreement, for vested benefits under the applicable employee benefit plans maintained by the REITs in accordance with the terms and conditions of such plans, or any claims for indemnification (including advancement of expenses) arising under any written indemnification agreement between the REITs and Executive (including, but not limited to, (i) that certain Indemnification Agreement, dated as of March 18, 2015, between NXRT and Executive (the “NXRT Indemnification Agreement”), (ii) that certain Indemnification Agreement, dated as of February 6, 2020, between NREF and Executive (the “NREF Indemnification Agreement”), (iii) that certain Indemnification Agreement, dated as of July 1, 2022, between NXDT and Executive (the “NXDT Indemnification Agreement”), (iv) that certain Indemnification Agreement, dated as of November 1, 2018, between VB and Executive (the “VB Indemnification Agreement”), (v) that certain Indemnification Agreement, dated June 8, 2022, between NXHT and Executive (the “NXHT Indemnification Agreement”) and (vi) that certain Indemnification Agreement, dated March 27, 2019, between NHT and Executive (the “NHT Indemnification Agreement”) and, together with the NXRT Indemnification Agreement, the NREF Indemnification Agreement, the NXDT Indemnification Agreement, the VB Indemnification Agreement, the NXHT Indemnification Agreement, and the NSP Indemnification Agreement (the “Indemnification Agreements”)) or pursuant to the bylaws of the REITs, as applicable, or pursuant to applicable law.

(c)      Executive further understands, acknowledges, and agrees to waive Executive’s rights under any other statute or regulation, state or federal, that provides that a general release does not extend to claims that Executive does not know or suspect to exist in Executive’s favor at the time of executing this Agreement and Release, which if known to Executive must have materially affected Executive’s settlement with the Employer Parties.

(d)      The Employer Parties, on behalf of themselves and the Releasees, agree to unconditionally and forever release and discharge Executive from any and all claims, actions, causes of action, demands, right or damages of any kind or nature (other than those relating to Executive’s service as a director or trustee of the Adviser or REITs) which they may now have, or ever had, whether known or unknown, arising out of or in any way related to Executive’s employment with or termination from employment on or before the date Executive signs this Agreement.

(e)      The parties intend this mutual release to be a full and comprehensive general release waiving and releasing all claims, demands, and causes of action, known or unknown, to the fullest extent permitted by law except as otherwise expressly provided herein. Nothing in this Agreement is intended to nor shall it be interpreted to release any claim which, by law, may not be released. This Agreement is not intended to and does not affect any rights or claims arising after the date this Agreement is executed by Executive. Further, this Agreement shall not limit or prohibit any party’s ability to bring a claim to enforce this Agreement nor shall it waive or limit Executive’s right to indemnification (including with respect to any right to receive advancement of expenses and to be held harmless) pursuant to any applicable directors and officers liability insurance coverage, any written indemnification agreement between any of the Employer Parties and Executive (including, but not limited to, the Indemnification Agreements) or pursuant to the bylaws of the REITs, as applicable, or pursuant to applicable law.

5.    Additional Representations and Warranties.

(a)      Executive represents that Executive has no pending complaints or charges against the Releasees, or any of them, with any state or federal court, or any local, state or federal agency, division, or department based on any event(s) occurring prior to the date Executive signs this Agreement. Executive further represents that Executive will not in the future file, participate in, encourage, instigate or assist in the prosecution of any claim, complaints, charges or in any lawsuit by any party in any state or federal court against the Releasees, or any of them, unless such aid or assistance is ordered by a court or government agency or sought by compulsory legal process, claiming that the Releasees, or any of them, have violated any local, state or federal laws, statutes, ordinances or regulations based upon events occurring prior to the execution of this Agreement. This prohibition applies only in situations where Executive may legally waive the ability to bring or participate in a legal action against his former employer as a matter of law. Nothing in this Agreement (or any other policy, plan, or program of the Employer Parties) is intended to, or shall be deemed to, prohibit or restrict Executive in any way from communicating directly with, reporting to, cooperating with, responding to any inquiry from, or providing testimony before, the Securities and Exchange Commission, FINRA, or any other self-regulatory organization, or any other federal or state regulatory authority, or governmental agency or entity, regarding any possible securities violation or other possible violation of law or this Agreement or its underlying facts and circumstances. Nothing in this Agreement shall be construed as prohibiting Executive from making a future claim with the Equal Employment Opportunity Commission or any similar state agency; provided, however, that should Executive pursue such an administrative action against the Releasees, or any of them, to the maximum extent allowed by law, Executive agrees and acknowledges that Executive will not seek, nor shall Executive be entitled to recover, any monetary damages from any such proceeding. Moreover, Executive is not required to provide advance notice to, or have prior authorization from, the Employer Parties in order to engage in any of the foregoing activity referenced in this Paragraph. Without prior authorization of the Chief Executive Officer of Adviser, however, the Employer Parties do not authorize Executive to disclose to any third party (including any government official or any attorney Executive may retain) any communication that is covered by the Employer Parties (or the Releasees) attorney-client or other privilege. For the avoidance of doubt, this Agreement does not limit Executive’s eligibility to receive an award out of monetary sanctions collected by any government agency as provided by applicable whistle-blower programs.

(b)      Each Employer Parties represents that neither it nor any of its parents, subsidiaries or affiliated companies has any pending complaints or charges filed by any of them, or on behalf of any of them, against Executive with any state or federal court, or any local, state or federal agency, division, or department based on any act, omission or event(s) occurring prior to the date such Employer Parties signs this Agreement.

6.    No Admission of Liability. By entering into this Agreement, none of the Employer Parties or Executive suggests or admits to any liability to one another or that they violated any law or any duty or obligation to one another, or that they committed any wrongdoing whatsoever.

7.    Blue Penciling. If, at any time after the date of the execution of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement; provided, however, that if the General Release contained in this Agreement is deemed void or unenforceable, Executive agrees to promptly execute a valid general release and waiver in favor of the Releasees.

8.    Sole and Exclusive Benefits. This Agreement provides for the sole and exclusive benefits for which Executive is eligible as a result of his separation of service with the Employer Parties, except as otherwise required by law, and Executive shall not be eligible for any contractual benefits under any other agreement or arrangement providing for benefits upon a separation from service, including, but not limited to, any payments any severance plan, policy or program of any Employer Party.

9.    Other Executive Representations and Covenants. Executive and the Employer Parties agree to and make the following representations and covenants, as applicable:

(a)      On or prior to the Separation Date, unless otherwise agreed upon with the Adviser, Executive shall promptly return to each Employer Party any property of such Employer Party in his possession, custody or control, including, but not limited to, computers, or other electronic devices, files, identification card, data storage devices, office keys, documents (hard copy or electronic files), email communications or other business communications or records, and any sources of confidential information, unless otherwise agreed by the Executive and the Adviser.

(b)      Executive agrees that he will not defame or disparage any Employer Party, their respective affiliates, and any of their directors, officers, agents, employees and representatives and/or any Employer Party’s products or services. Each Employer Party agrees that such Employer Party’s officers and directors shall not defame or disparage Executive or his performance as an officer, director or employee of the Employer Parties. Notwithstanding anything to the contrary herein, nothing in this Agreement prohibits Executive or any Employer Party’s officers or directors from truthfully testifying in any legal proceeding or providing truthful information to any governmental, regulatory or administrative agency or in connection with any action to enforce the rights of this Agreement.

(c)      Each REIT at which the Executive holds a Director Position shall maintain a directors and officers liability insurance policy that covers Executive to the same extent that it covers its directors and officers for a period of six years following the Separation Date with respect to any acts, omissions or events that occurred during Executive’s employment with such REIT. Each REIT at which the Executive holds a Director Position shall also continue to provide Executive with indemnification (including advancement of fees and expenses) in accordance with the terms and conditions of the Indemnification Agreements. Notwithstanding anything to the contrary herein or in any other agreement between Executive and any of the Employer Parties, Executive shall not be entitled to indemnification or advancement of any legal fees or expenses for any dispute between Executive and any of the Employer Parties or any of their affiliates.

10.    Consultation and Cooperation. In consideration of the Severance Benefits, for a period of twelve (12) months after the Separation Date Executive agrees to reasonably cooperate with any of the Employer Parties, at their reasonable request, to consult, and provide such information as may from time to time be requested by any of the Employer Parties in connection with various legal or business matters in which Executive was involved in connection with his employment with the Employer Parties, or about which Executive has knowledge or information, and to take any other action reasonably required by any of the Employer Parties relating to legal or business matters in which Executive was involved in connection with his employment with the Employer Parties, including cooperation with any of the Employer Parties, in all pending and future litigation, claims, investigations, examinations, or audits by any federal, state, or local governmental agencies involving any of the Employer Parties, in which any of the Employer Parties reasonably believes that Executive may have relevant knowledge or information. For the avoidance of doubt, the consultation and cooperation described herein shall be in addition to his service as a director or trustee, as applicable, to each REIT at which the Executive holds a Director Position.

(a)      Limitations. While performing services following the Separation Date pursuant to this Agreement, Executive acknowledges and agrees that his relationship to any of the Employer Parties will be that of an independent contractor, that none of the Employer Parties will exercise any control or direction over the methods by which he performs services pursuant to this Agreement, and that he will not be, nor will he represent to anyone, that he is an active executive officer of any of the Employer Parties. Notwithstanding the foregoing, at no time following the date of this Agreement shall Executive have, and Executive agrees not to purport to have or exercise any actual or apparent authority to enter into contracts, commitments, or obligations of any kind, or to make any representations, on behalf of any of the Employer Parties, unless expressly authorized to do so in writing by an authorized representative of the Employer Parties. Executive also will not have, and agrees not to purport to have or exercise, the authority to supervise or direct the activities of any executive of any of the Employer Parties. Executive further acknowledges and agrees that, during such period when he is providing consulting services to any of the Employer Parties and thereafter, he will not be eligible to participate in any of the rights and benefits afforded to executives of any of the Employer Parties.

(b)      Hold Harmless/Indemnification. Each Employer Party agrees, on its own behalf and not jointly, to hold harmless and indemnify Executive for any claim, reasonable expense, loss or damage, including without limitation Executive’s costs and reasonable attorney's’ fees, arising out of, or in connection with, any such cooperation Executive undertakes for such Employer Party pursuant to this Section.

(c)      Providing Testimony. Executive further agrees that upon the reasonable request of any Employer Party, Executive will provide testimony in court or upon deposition and other information (whether by testimony or otherwise) that is truthful, accurate, and complete, according to information known to Executive, in connection with the prosecution or defense of any of the Employer Parties in any pending or future litigation, claims, investigations, examinations, or audits. Executive acknowledges that he shall not be paid a consulting fee for any time spent providing testimony and/or responding to a subpoena issued to Executive individually, but he shall be reimbursed for any reasonable out-of-pocket expenses he incurs providing such testimony. Notwithstanding anything herein to the contrary, in no event shall Executive be entitled to any payments or reimbursements hereunder with respect to any matter regarding which Executive is directly or indirectly adverse to any of the Employer Parties, including, without limitation being called or subpoenaed by an Employer Party as an adverse witness to any Employer Party.

11.    Assignment of Work Product / Works for Hire. Executive acknowledges and agrees that any work product prepared, conceived, or developed by Executive during the term of his employment with any of the Employer Parties, including but not limited to all written documents and electronic data pertaining thereto, is and shall remain the exclusive property of such Employer Party, and will be considered confidential information subject to the terms of this Agreement. Executive agrees that when appropriate, and upon written request of any Employer Party, Executive will acknowledge that his work product constitutes "works for hire" and will cooperate in the filing for patents or copyrights with regard to any or all such work product and will sign documentation necessary to evidence ownership by such Employer Party of such work product.

12.    Voluntary Agreement. Executive represents that Executive has carefully read this Agreement and fully understands it and that in signing this document, Executive understands that Executive is releasing the Employer Parties from the Released Claims that Executive has or may have against the Employer Parties as of the date Executive signs this Agreement. Executive has been advised of Executive’s right to consult with an attorney of Executive’s choice, and Executive freely and voluntarily agrees to the terms set forth in this Agreement, and knowingly and willingly intends to be legally bound by them.

13.    This Agreement Governs. Executive acknowledges and agrees that the Employer Parties have made no promises, commitments or representations to Executive other than those contained in this Agreement and that Executive has not relied upon any statement or representation made by any Employer Party with respect to the basis or effect of this Agreement or otherwise.

14.    Binding Agreement. This Agreement shall bind Executive, Executive’s heirs, beneficiaries, trustees, administrators, executors, and legal representatives, and shall inure to the benefit of the Releasees, and their respective beneficiaries, trustees, administrators, executors, assigns and legal representatives. Executive may not assign any of Executive’s rights or obligations under this Agreement. Without limiting the foregoing, an Employer Party may assign its rights and delegate its duties hereunder in whole or in part to any affiliate of the Employer Parties or to any transferee of all or a portion of an Employer Party’s assets or business.

15.    Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, except that the Indemnification Agreements, Executive’s equity award agreements (as amended and restated pursuant to Section 2 above), post appointment restrictive covenants, including any noncompete or non-solicit agreements, and any existing post-employment obligations Executive has with respect to confidentiality under any agreement entered into between Executive and an Employer Party shall remain in full force and effect. This Agreement may not be changed orally, and no modification, amendment or waiver of any of the provisions contained in this Agreement, nor any future representation, promise or condition in connection with the subject matter hereof, shall be binding upon any party unless made in writing and signed by such party.

16.    Counterparts; Electronic Signature. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. The facsimile, email or other electronically delivered signatures of the parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals.

17.    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any principles of conflicts of law. Any dispute related to or arising out of this Agreement exclusively and solely shall be adjudicated in the state and federal courts of Dallas County, Texas. All parties hereto agree to submit themselves to the personal jurisdiction of the state and federal courts of Dallas County, Texas in connection with any dispute related to or arising out of this Agreement.

18.    Successors and Assigns. This Agreement shall be binding on each Employer Party and Executive and upon their respective heirs, representatives, successors and assigns.

19.    Interpretation. Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or construing the Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

20.    Code Section 409A.

(a)      Exemption or Compliance. The Agreement and Separation Benefits paid in connection with it are intended to be exempt from or otherwise comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”), including the exceptions for short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions, and shall be administered, construed and interpreted in accordance with such intent. Any Separation Benefits that fail to qualify for the exemptions under Code Section 409A shall be paid or provided in accordance with the requirements of Code Section 409A. Notwithstanding the foregoing, the Employer Parties cannot guarantee that the Separation Benefits provided under the Agreement will satisfy all applicable provisions of Code Section 409A and the Executive shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of the Executive in connection with this Agreement (including any taxes and penalties under Code Section 409A), and neither the Employer Parties nor any of its subsidiaries or affiliates shall have any obligation to indemnify or otherwise hold the Executive (or any beneficiary) harmless from any or all of such taxes or penalties.

(b)      Payments and Reimbursements. Each payment under this Agreement is intended to be treated as one of a series of separate payments for purposes of Code Section 409A. To the extent any reimbursements or in-kind benefit payments under the Agreement are subject to Code Section 409A, such reimbursements and in-kind benefit payments will be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) (or any similar or successor provisions).

(c)      Specified Employees. Notwithstanding anything in the Agreement to the contrary, to the extent the Executive is considered a “specified employee” (as defined in Code Section 409A) and would be entitled to a payment during the six-month period beginning on the Executive’s separation from service (as defined in Code Section 409A) that is not otherwise excluded under Code Section 409A under the exception for short-term deferrals, separation pay arrangements, reimbursements, in-kind distributions, or any otherwise applicable exemption, the payment will not be made to the Executive until the earlier of the six-month anniversary of the Executive’s separation from service or the Executive’s death and will be accumulated and paid on the first day of the seventh month following the separation from service.

(d)      Amendment. The parties may amend the Agreement to the minimum extent necessary to satisfy the applicable provisions of Code Section 409A.

[Signatures appear on following page]

IN WITNESS WHEREOF, the undersigned have executed this Separation Agreement as of the date first above written.

NEXPOINT ADVISORS, L.P.

By:	/s/ James Dondero
Name:	James Dondero
Title:	President

NEXPOINT RESIDENTIAL TRUST, INC.

By:	/s/ Matthew McGraner
Name:	Matthew McGraner
Title:	Authorized Signatory

NEXPOINT REAL ESTATE ADVISORS, L.P.

By:	/s/ Matthew McGraner
Name:	Matthew McGraner
Title:	Authorized Signatory

NEXPOINT REAL ESTATE FINANCE, INC.

By:	/s/ Matthew McGraner
Name:	Matthew McGraner
Title:	Authorized Signatory

NEXPOINT REAL ESTATE ADVISORS VII, L.P.

By:	/s/ Matthew McGraner
Name:	Matthew McGraner
Title:	Authorized Signatory

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

By:	/s/ Matthew McGraner
Name:	Matthew McGraner
Title:	Authorized Signatory

NEXPOINT REAL ESTATE ADVISORS X, L.P.

By:	/s/ Matthew McGraner
Name:	Matthew McGraner
Title:	Authorized Signatory

VINEBROOK HOMES TRUST, INC.

By:	/s/ Matthew McGraner
Nem:	Matthew McGraner
Title:	Authorized Signatory

NEXPOINT REAL ESTATE ADVISORS V, L.P.

By:	/s/ Matthew McGraner
Name:	Matthew McGraner
Title:	Authorized Signatory

NEXPOINT HOMES TRUST, INC.

By:	/s/ Matthew McGraner
Name:	Matthew McGraner
Title:	Authorized Signatory

NEXPOINT REAL ESTATE ADVISORS XI, L.P.

By:	/s/ Matthew McGraner
Name:	Matthew McGraner
Title:	Authorized Signatory

NEXPOINT STORAGE PARTNERS, INC.

By:	/s/ Matthew McGraner
Name:	Matthew McGraner
Title:	Authorized Signatory

NEXPOINT HOSPITALITY TRUST, INC.

By:	/s/ Matthew McGraner
Name:	Matthew McGraner
Title:	Authorized Signatory

EXECUTIVE

/s/ Brian Mitts
Brian Mitts

EXHIBIT A

FORM OF AMENDED AND RESTATED

AWARD AGREEMENT

FORM OF

Amended and Restated

Restricted Stock Units Agreement1

This RESTRICTED STOCK UNITS AGREEMENT (this “Agreement”) originally made as of [DATE], by and between [Company] (the “Company”), and Brian Mitts (the “Grantee”), is amended and restated as of [DATE], 2024 (“Effective Date”) as follows:

1.     Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Company’s [Plan] (as may be amended from time to time, the “Plan”).

2.     Grant of RSUs. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company has granted to the Grantee as of [DATE] (the “Date of Grant”) [# OF RSUs] Restricted Stock Units (“RSUs”). Each RSU shall represent the right of the Grantee to receive one Share.

3.     Restrictions on Transfer of RSUs. Subject to Section [15 or 16] of the Plan, neither the RSUs evidenced hereby nor any interest therein or in the Shares underlying such RSUs shall be transferable prior to payment to the Grantee pursuant to Section 5 hereof other than by will or pursuant to the laws of descent and distribution.

4.     Vesting of RSUs.

(a)

The RSUs covered by this Agreement shall become nonforfeitable and payable to the Grantee pursuant to Section 5 hereof (“Vest” or similar terms) as provided in this Section 4(a). For the avoidance of doubt, RSUs that vested on or prior to the Effective Date remain fully Vested. The RSUs covered by this Agreement shall Vest (or have already Vested, as applicable) [one-fourth or one-fifth] on each of the first [four or five] anniversaries of the Date of Grant, in each case, conditioned upon the Grantee’s continuous service as a member of the Board of Directors (the “Board”) of the Company through each such date (the period from the Date of Grant until the [fourth or fifth] anniversary of the Date of Grant, the “Vesting Period”). Any RSUs that do not so Vest will be forfeited, including, except as provided in Section 4(b) and Section 4(c) below, if the Grantee ceases to be continuously in service as a member of the Board of the Company prior to the end of the Vesting Period. For purposes of this Agreement, “continuously in service” (or substantially similar terms) means the absence of any interruption or termination of the Grantee’s service as a member of the Board.

(b)

(i)    Notwithstanding Section 4(a) above, in the event of a Change in Control that occurs prior to the end of the Vesting Period, the RSUs shall become Vested and payable in accordance with this Section 4(b). If at any time before the end of the Vesting Period or forfeiture of the RSUs, and while the Grantee is continuously in service as a member of the Board, a Change in Control occurs, then all of the RSUs will become Vested and payable to the Grantee in accordance with Section 5 hereof, except to the extent that a Replacement Award is provided to the Grantee in accordance with Section 4(b)(ii) to continue, replace or assume the RSUs covered by this Agreement (the “Replaced Award”).

1 Form to be used for NexPoint Residential Trust, Inc., NexPoint Real Estate Finance, Inc. and NexPoint Diversified Real Estate Trust.

(ii)

For purposes of this Agreement, a “Replacement Award” means an award (A) of the same type (e.g., time-based restricted stock units) as the Replaced Award, (B) that has a value at least equal to the value of the Replaced Award, (C) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (D) the tax consequences of which to such Grantee under the Code are not less favorable to such Grantee than the tax consequences of the Replaced Award, and (E) the other terms and conditions of which are not less favorable to the Grantee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this Section 4(b)(ii) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(c)

Notwithstanding Section 4(a) above, the RSUs shall Vest (to the extent the RSUs have not previously become Vested or been forfeited) prior to the end of the Vesting Period in accordance with Section 5 hereof upon the Grantee’s Qualifying Termination by the Company or its successor (“Successor”).

(d)	For purposes of this Agreement, the following definitions apply:

(i)

“Affiliates” has the meaning set forth in the Plan, including the clarification that the term includes the [Adviser or Manager] and Operating Partnership, except that for avoidance of doubt under this Agreement the term also includes any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the [Adviser or Manager].

(ii)

“Cause”  shall have the same meaning as “cause” as defined in the Company’s [Articles of Amendment and Restatement (as may be amended from time to time) or governing instrument (as may be amended from time to time) or applicable law], and shall also mean a material breach by the Grantee of any agreement then in effect between the Grantee and the Company or Successor.

(iii)

“Disability” shall mean a medically determinable physical or mental impairment expected to result in death or to continue for a period of not less than 12 months that causes the Grantee to be unable to engage in any substantial gainful activity.

(iv)

“Qualifying Termination” shall mean the cessation of Grantee’s continuous service due to (A) Grantee’s death, (B) Grantee’s Disability, (C) the failure of the Board to recommend Grantee for re-election as a [director or trustee] and (C) the failure to receive a sufficient number of “for” votes to be re-elected as a [director or trustee] or acceptance by the Board of the resignation of Grantee required to be tendered within 90 days (and thus constituting an involuntary termination) after the receipt of a sufficient number of “withhold” votes under any applicable majority voting policy at a duly held meeting of stockholders that includes the election of [directors or trustees].

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5.     Form and Time of Payment of RSUs.

(a)	General. Subject to Section 4 and Section 5(b), payment for Vested RSUs will be made in Shares within 10 days following the Vesting dates specified in Section 4(a).

(b)	Other Payment Events. Notwithstanding Section 5(a), to the extent that the RSUs are Vested on the dates set forth below, payment with respect to the RSUs will be made as follows:

(i)

Change in Control. Upon a Change in Control, and if no Replacement Award is granted, the Grantee is entitled to receive payment for Vested RSUs in Shares on the date of the Change in Control; provided, however, that if such Change in Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code, and the regulations thereunder, and where Section 409A of the Code applies to such distribution, the Grantee is entitled to receive the corresponding payment on the date that would have otherwise applied pursuant to Sections 5(a) or 5(b)(ii) as though such Change in Control had not occurred.

(ii)

Qualifying Termination due to Death or Disability . Upon Grantee’s Qualifying Termination of service with the Company due to the Grantee’s Death or Disability, the Grantee or the Grantee’s beneficiary or estate (as applicable) will receive payment for Vested RSUs in Shares within 10 days following Grantee’s Qualifying Termination due to Death or Disability.

(iii)

Qualifying Termination other than due to Death or Disability. In the event that the Grantee incurs a Qualifying Termination other than due to Grantee’s Death or Disability, subject to and conditioned upon the Grantee’s execution of a general release of claims in a form prescribed by the Company (the “Release”) within 21 days (or 45 days or such other number of days if necessary to comply with applicable law) after the date of such Qualifying Termination and, if the Grantee is entitled to a seven day post-signing revocation period under applicable law, the Grantee’s non-revocation of such Release during such seven day period, the Award will Vest and become nonforfeitable on the 55th day following the date of such Qualifying Termination with respect to that number of RSUs subject to the Award which would have become vested and nonforfeitable during the 12-month period immediately following the date of such Qualifying Termination had the Grantee remained continuously in service as a member of the Board during such period (and will, following the Grantee’s Qualifying Termination, remain outstanding and eligible to Vest on such date if the Release has become effective and irrevocable).

(c)	Except to the extent provided by Section 409A of the Code and permitted by the Committee, no Shares may be issued to the Grantee at a time earlier than otherwise expressly provided in this Agreement.

(d)

The Committee may also determine to pay for Vested RSUs in cash based on the market value of the Shares on the date of settlement. The Company’s obligations to the Grantee with respect to the RSUs will be satisfied in full upon the issuance of Shares corresponding to such RSUs or upon a cash payment corresponding to such RSUs.

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6.     Dividend Equivalents; Other Rights.

(a)

The Grantee shall have no rights of ownership in the Shares underlying the RSUs and no right to vote the Shares underlying the RSUs until the date on which the Shares underlying the RSUs are issued or transferred to the Grantee pursuant to Section 5 above.

(b)

From and after the Date of Grant and until the earlier of (i) the time when the RSUs become Vested and are paid in accordance with Section 5 hereof or (ii) the time when the Grantee’s right to receive Shares in payment of the RSUs is forfeited in accordance with Section 4 hereof, on the date that the Company pays a cash dividend (if any) to holders of Shares generally, the Grantee shall be credited with cash per RSU equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including Vesting, payment and forfeitability) as apply to the RSUs in respect of which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the RSUs to which they relate are paid in Shares.

(c)

The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

7.     Adjustments. The number of Shares issuable for each RSU and the other terms and conditions of the grant evidenced by this Agreement are subject to adjustment as provided in Section [11 or 12] of the Plan.

8.     Withholding Taxes. The Grantee will be solely responsible for the payment of all taxes that arise with respect to the granting and payment of the RSUs settled after the Effective Date, including the payment of any Shares.

9.     Compliance With Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law. Notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue Shares or make any payments pursuant to this Agreement if the issuance or payment thereof could impair the Company’s status as a REIT.

10.    Compliance With Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee). Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

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11.     No Right to Future Awards or Board Membership. The grant of the RSUs under this Agreement to the Grantee is a voluntary, discretionary award being made on a one-time basis, and it does not constitute a commitment to make any future awards. Nothing contained in this Agreement shall confer upon the Grantee any right to continued service as a member of the Board.

12.     Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that (a) no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s written consent, and (b) the Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act or to prevent impairment of the Company’s status as a REIT.

13.     Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

14.     Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.

15.     Clawback. Any award granted under this Agreement shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company, in each case, as may be amended from time to time.

16.     Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the RSUs and the Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Maryland or state of incorporation or formation of the Company, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

18.    Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

19.    Acknowledgement. The Grantee acknowledges that the Grantee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.

20.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

[SIGNATURES ON FOLLOWING PAGE]

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[Company]

By:
Name:
Title:

Grantee Acknowledgment and Acceptance

By:
Name: Brian Mitts

[Signature Page to A&R RSU Agreement]

EXHIBIT B

FORM OF AMENDED AND RESTATED

AWARD AGREEMENT

VINEBROOK HOMES TRUST, INC.

FORM OF

Amended and Restated

RESTRICTED STOCK UNITS AGREEMENT

This RESTRICTED STOCK UNITS AGREEMENT (this “Agreement”), originally made and entered into as of [Grant Date] (the “Grant Date”), by and between VineBrook Homes Trust, Inc., a Maryland corporation (the “Company”), and Brian Mitts (the “Participant”), is amended and restated as of [DATE], 2024 (“Effective Date”). Capitalized terms used in this Agreement but not otherwise defined herein shall have their respective meanings set forth in the VineBrook Homes Trust, Inc. [2018 or 2023] Long Term Incentive Plan (as amended or restated from time to time, the “Plan”).

In consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.        Grant of Award. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and the Plan, in consideration of the Participant’s agreement to provide services to or for the benefit of the Company, the Company hereby grants to the Participant as of the Grant Date an award of [# of RSUs] RSUs (the “Award”). Each RSU covered by the Award shall represent the right of the Participant to receive one Share. Each such RSU shall have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Plan.

2.        Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

(a)        “Cause” shall have the same meaning as “cause” as defined in the Company’s Articles of Amendment and Restatement (as may be amended from time to time), and shall also mean a material breach by the Participant of any agreement then in effect between the Participant and [the Company or NexPoint Real Estate Advisors V, L.P. (the “Adviser”)] or its Affiliates.

(b)        “Change in Control” has the meaning set forth in the Plan; provided, that for purposes of this Agreement, [references in Section 13(ii) of the Plan to 35% shall be 75% and references in Section 13(iii) of the Plan to 35% shall be 50.1% or references in Section 13(i) of the Plan to 50.1% shall be 75%]. Change in Control also means (A) the termination of the Advisory Agreement, dated as of November 1, 2018 (as amended or restated from time to time, the “Advisory Agreement”), pursuant to Section 13(c) thereof or (B) the internalization of the Adviser pursuant to Section 16 of the Advisory Agreement.

(c)        “Disability” means a medically determinable physical or mental impairment expected to result in death or to continue for a period of not less than 12 months that causes the Participant to be unable to engage in any substantial gainful activity.

(d)        “Qualifying Termination” means a termination of Participant’s continued service as a Service Provider by reason of (i) the Participant’s death, (ii) the failure of the Board to recommend Participant for re-election as a director and (iii) the failure to receive a sufficient number of “for” votes to be re-elected as a director or acceptance by the Board of the resignation of Participant required to be tendered within 90 days (and thus constituting an involuntary termination) after the receipt of a sufficient number of “withhold” votes under any applicable majority voting policy at a duly held meeting of stockholders that includes the election of directors.

(e)        “Restrictions” means the exposure to forfeiture set forth in Section 8.

(f)        “Service Provider” means a Director.

3.        Restricted Stock Units Subject to the Plan. The Award is subject to the terms of the Plan, including, without limitation, the restrictions on transfer set forth in Section 16 of the Plan. Any permitted transferee of the Award shall take such Award subject to the terms of the Plan and this Agreement. Any such permitted transferee must, upon the request of the Company, agree to be bound by the Plan and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Company may reasonably require. Any transfer of the Award which is not made in compliance with the Plan and this Agreement shall be null and void and of no effect.

4.        Vesting; Form and Time of Payment of RSUs.

(a)        Vesting. Subject to Sections 4(b), 4(c) and 4(d), the Restrictions set forth in Section 8 below will lapse (or have lapsed, as applicable) and the RSUs will vest and become nonforfeitable (or have lapsed and become nonforfeitable, as applicable) in accordance with and subject to the vesting schedule set forth on Exhibit A attached hereto, subject to the Participant’s continued status as a Service Provider through each applicable vesting date. For the avoidance of doubt, RSUs that vested on or prior to the Effective Date remain fully Vested.

(b)        Qualifying Termination Due to Death or Disability. In the event that the Participant incurs a Qualifying Termination due to the Participant’s death or Disability, the RSUs will vest in full and become nonforfeitable upon such Qualifying Termination.

(c)        Qualifying Termination other than due to Death. In the event that the Participant incurs a Qualifying Termination other than due to Death, subject to and conditioned upon the Participant’s execution of a general release of claims in a form prescribed by the Company (the “Release”) within 21 days (or 45 days or such other number of days if necessary to comply with applicable law) after the date of such Qualifying Termination and, if the Participant is entitled to a seven day post-signing revocation period under applicable law, the Participant’s non-revocation of such Release during such seven day period, the Award will vest and become nonforfeitable on the 55th day following the date of such Qualifying Termination with respect to that number of RSUs subject to the Award which would have become vested and nonforfeitable during the 12 month period immediately following the date of such Qualifying Termination had the Participant continuously remained a Service Provider during such period.

(d)        Change in Control. If at any time before the end of the vesting period set forth on Exhibit A attached hereto or forfeiture of the RSUs, and subject to the Participant’s continued status as a Service Provider, a Change in Control occurs, the RSUs will vest in full and become nonforfeitable on the 55th day following the date of such Change in Control.

(e)        Except to the extent provided by Section 409A of the Code and permitted by the Committee, no Shares may be issued to the Participant at a time earlier than otherwise expressly provided in this Agreement.

(f)        The Committee may also determine to pay for vested RSUs in cash based on the market value of the Shares on the date of settlement. The Company’s obligations to the Participant with respect to the RSUs shall be satisfied in full upon the issuance of Shares corresponding to such RSUs or upon a cash payment corresponding to such RSUs.

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(g)        Delivery. Notwithstanding anything else contained herein to the contrary, the Shares with respect to each vested RSU shall be delivered on the applicable vesting date; provided, under no circumstances will the Shares be delivered later than March 15th of the year following the year of the vesting date.

5.        Dividend Equivalents; Other Rights.

(a)        The Participant shall have no rights of ownership in the Shares underlying the RSUs and no right to vote the Shares underlying the RSUs until the date on which the Shares underlying the RSUs are issued or transferred to the Participant pursuant to Section 4 above.

(b)        From and after the Grant Date and until the earlier of (i) the time when the RSUs become vested and are paid in accordance with Section 4 hereof or (ii) the time when the Participant’s right to receive Shares in payment of the RSUs is forfeited in accordance with Section 8 hereof, on the date that the Company pays a cash dividend (if any) to holders of Shares generally, the Participant shall be credited with cash per RSU equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the RSUs in respect of which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the RSUs to which they relate are paid in Shares.

(c)        The obligations of the Company under this Agreement shall be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and the rights of the Participant shall be no greater than that of an unsecured general creditor. No assets of the Company shall be held or set aside as security for the obligations of the Company under this Agreement.

6.        Adjustments. The number of Shares issuable for each RSU covered by the Award and the other terms and conditions of the grant evidenced by this Agreement are subject to adjustment as provided in Section 12 of the Plan.

7.        Withholding Taxes. The Participant will be solely responsible for the payment of all taxes that arise with respect to the granting and payment of the RSUs settled after the Effective Date, including the payment of any Shares.

8.        Effect of Termination of Service. In the event of the Participant’s termination of service as Service Provider for any reason other than as described in Sections 4(b), 4(c) or 4(d) above, any and all RSUs that have not vested as of the date of such termination of service (after taking into account any accelerated vesting that occurs in connection with such termination) will thereupon automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such RSUs. In the event of the Participant’s termination of service as a Service Provider as described in Section 4(b), 4(c) or 4(d) above, any and all RSUs that have not vested on or prior to the 55th day following the date of such termination of service (after taking into account any accelerated vesting that occurs in connection with such termination) will thereupon automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such RSUs. Except as expressly provided in Section 4(b), 4(c) or 4(d) above, no RSUs which have not vested as of the date of the Participant’s termination of service shall thereafter become vested.

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9.        Execution and Return of Documents and Certificates. At the Company’s request, the Participant hereby agrees to promptly execute, deliver and return to the Company any and all documents or certificates that the Company deems necessary or desirable to effectuate the cancellation and forfeiture of the unvested RSUs and the portion of the Award attributable to the unvested RSUs, or to effectuate the transfer or surrender of such unvested RSUs and portion of the Award to the Company.

10.       Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant that:

(a)        Investment. The Participant is holding the Award for the Participant’s own account, and not for the account of any other Person. The Participant is holding the Award for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b)        Status of Participant. The Participant has such knowledge, skill, and experience in business, financial, and investment matters such that the Participant is capable of evaluating the merits and risks of an investment in the RSUs and is capable of protecting his or her interest in connection with his or her investment in the RSUs. To the extent that the Participant has deemed it appropriate to do so, the Participant has retained and relied upon necessary and appropriate professional advice regarding the investment, tax, and legal merits and consequences of this Agreement and holding the RSUs. By reason of the Participant’s business and financial experience, the Participant has the capacity to protect his or her own interest in connection with his or her investment in the RSUs. The Participant represents that he or she is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The Participant agrees to furnish any additional information requested to assure compliance with applicable federal securities laws and the securities laws of any state in connection with the holding of the RSUs.

(c)        Relation to Company. The Participant is presently (i) an officer or other key employee of the Company or an Affiliate, or has agreed to commence serving in such capacity within 90 days of the Grant Date, (ii) a person who provides services to the Company or an Affiliate that are equivalent to those typically provided by an employee, or (iii) a Director, and in such capacity has become personally familiar with the business of the Company.

(d)        Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company.

(e)        Registration. The Participant understands that the RSUs have not been registered under the Securities Act and the RSUs cannot be transferred by the Participant other than in accordance with the terms and conditions set forth in the Plan and this Agreement and, in any event, unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register the transfer of the RSUs under the Securities Act. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act (“Rule 144”), will be available.

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(f)        Public Trading. The Company’s securities are not presently publicly traded, and neither the Company nor any Affiliate has made any representations, covenants or agreements as to whether there will be a public market for any of its securities.

(g)        Tax Advice. Neither the Company nor any Affiliate has made any warranties or representations to the Participant with respect to the income tax consequences of the issuance of the RSUs or the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the RSUs.

11.        Remedies. The Participant shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Company shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not use as a defense that there is an adequate remedy at law.

12.        Restrictive Legends. Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Company and/or the Company’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends substantially similar thereto:

“The offering and sale of the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for the Company such registration is unnecessary in order for such transfer to comply with the Securities Act.”

13.        Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the RSUs or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the 14 days prior to, and for up to 180 days after, the date of the pricing of any public or private debt or equity securities offering by the Company (except as part of such offering), if and to the extent requested in writing by the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Company, which consent may be given or withheld in the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of lock-up agreement provided by the Company, managing underwriter or underwriters, as the case may be).

14.        Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder) and agrees to obtain such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award of RSUs is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

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15.        Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement), the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 15 shall not create any obligation on the part of the Company or any Affiliate to adopt any such amendment, policy or procedure or take any such other action. In no event shall the Company or any Affiliate be liable for any tax, interest or penalty imposed on the Participant under Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

16.        No Right to Continued Service. Nothing in this Agreement shall confer upon the Participant any right to continue as a Service Provider of the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company or any Affiliate, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause.

17.         Miscellaneous.

(a)        Incorporation of the Plan. This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, the Participant confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.

(b)        Clawback. This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company, in each case, as may be amended from time to time.

(c)        Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company.

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(d)        Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. In the event that the provisions of such other agreements or letters conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. Except as set forth in Section 15 above, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Committee. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(e)        Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 10 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.

(f)        Severability. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(g)        Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(h)        Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or email, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

(i)        Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Maryland.

(j)        Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to Matthew McGraner at the Company’s address set forth in Exhibit A attached hereto. Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Company. By a notice given pursuant to this Section 17(j), either party may hereafter designate a different address for notices to be given to such party. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 17(j) (and the Company shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

VINEBROOK HOMES TRUST, INC.

By:
Name:
Title:

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

Brian Mitts

[Signature Page to Amended and Restated Restricted Stock
Units Agreement]

Exhibit A

Vesting Schedule and Notice Address

Vesting Schedule

12.5% on the first anniversary of the Grant Date.

12.5% on the second anniversary of the Grant Date.

12.5% on the third anniversary of the Grant Date.

12.5% on the fourth anniversary of the Grant Date.

[50% on the date of the successful completion of an initial public offering of shares of common stock of VineBrook Homes Trust, Inc. or 50% on the date of the closing of the initial public offering of VineBrook Homes Trust, Inc. (“VineBrook”) or the listing of VineBrook’s common stock on a national securities exchange.]

Company Address

300 Crescent Court

Suite 700

Dallas, Texas 75201